UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2025

JBT Marel Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 West Madison Street, Suite 4400

Chicago, IL 60602

(Address of principal executive offices, including Zip Code)

(312) 861-5900

(Registrant’s telephone number, including area code)

John Bean Technologies Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	JBTM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 4, 2025, JBT Marel Corporation (f/k/a John Bean Technologies Corporation), a Delaware corporation (the “Company” or “JBT Marel”), completed its previously announced compulsory acquisition of all issued and outstanding shares (other than treasury shares) (“Marel Shares”) of Marel hf., a public limited liability company incorporated under the laws of Iceland (“Marel”), not then owned by John Bean Technologies Europe B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and a wholly owned subsidiary of the Company, pursuant to Articles 24 and 25 of the Icelandic Act on Public Limited Companies no. 2/1995, as amended, and Article 110 of the Icelandic Takeover Act no. 108/2007, as amended.

The Marel shareholders who validly tendered their Marel Shares in the compulsory acquisition were able to elect to receive, in exchange for each Marel Share, (a) EUR 3.60 in cash, (b) 0.0265 shares of JBT Marel and EUR 1.26 in cash or (c) 0.0407 shares of JBT Marel, subject to a proration feature. As a result of the application of the proration feature, Marel shareholders who elected to receive (i) EUR 3.60 in cash received, in exchange for each Marel Share, EUR 3.60 in cash, (ii) EUR 1.26 in cash and 0.0265 shares of JBT Marel received, in exchange for each Marel Share, EUR 1.26 in cash and 0.0265 shares of JBT Marel and (iii) 0.0407 shares of JBT Marel received, in exchange for each Marel Share, EUR 1.2073635 in cash and 0.0270961 shares of JBT Marel. Any Marel shareholders that did not make an election received, in exchange for each Marel Share, EUR 1.26 in cash and 0.0265 shares in JBT Marel. In the aggregate, at settlement of the compulsory acquisition, the remaining Marel shareholders received approximately EUR 23.6 million in cash and 493,150 shares of JBT Marel. Giving effect to the shares issued to Marel shareholders in the compulsory acquisition, as of February 4, 2025, the total number of shares of JBT Marel issued and outstanding is 51,884,100 shares (including 6,095 treasury shares).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBT MAREL CORPORATION

By:	/s/ Matthew J. Meister
Name:	Matthew J. Meister
Title:	Executive Vice President and Chief Financial Officer

Dated: February 4, 2025